Exhibit 1

PRESS RELEASE

Cyren Schedules Third Quarter 2018 Earnings Release for Wednesday, November 14, 2018

McLean, VA – October 29, 2018 – Cyren (NASDAQ: CYRN) today announced it will release its third quarter 2018 results on Wednesday, November 14, 2018 before U.S. markets open.

The company will also host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, November 14, 2018.

US:	1-888-394-8218
Israel:	1-80-921-2883
International:	1-323-701-0225

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at http://ir.cyren.com, or by using the following link: http://public.viavid.com/index.php?id=132021.

For those unable to participate in the live conference call, a replay will be available until November 28, 2018. To access the replay, the U.S. dial in number is 1-844-512-2921 and the non-U.S. dial in number is 1-412-317-6671. Callers will be prompted for replay conference ID number 8958782. An archived version of the webcast will also be available on the investor relations section of the company’s website at http://ir.cyren.com/events.

About Cyren

More than 1.3 billion users around the world rely on Cyren’s 100% cloud internet security solutions to protect them against cyber attacks and data loss every day. Powered by the world’s largest security cloud, Cyren (NASDAQ and TASE: CYRN) delivers fast time to protection from cyber threats with award-winning security as a service for web, email, sandboxing, and DNS for enterprises, and embedded threat intelligence solutions for security vendors and service providers. Customers like Google, Microsoft and Check Point are just a few of the businesses that depend on Cyren every day to power their security. Learn more at www.cyren.com.

Blog: blog.cyren.com
Facebook: www.facebook.com/CyrenWeb
LinkedIn: www.linkedin.com/company/cyren
Twitter: www.twitter.com/CyrenInc

Company Contact:

Mike Myshrall, CFO

Cyren

+1.703.760.3320
mike.myshrall@cyren.com

Media Contact:

Matthew Zintel

Zintel Public Relations

+1.281.444.1590

matthew.zintel@zintelpr.com